EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the use in Post Effective Amendment No. 2 to the Registration Statement No. 333-40943 of LASER Mortgage Management, Inc. of our reports dated March 6, 1998 and August 13, 1998 and to the reference to us under the heading "EXPERTS" both of which are included in the Prospectus, which is also included in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
New York, New York

August 20, 1998